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                                                                     EXHIBIT 5.1

                               BRIGGS AND MORGAN,
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400


                                February 28, 2000


K-tel International, Inc.
2605 Fernbrook Lane North
Minneapolis, MN 55447

      RE:         K-TEL INTERNATIONAL, INC.
                  REGISTRATION STATEMENT ON FORM S-8
                  K-TEL INTERNATIONAL, INC. 1997 STOCK OPTION PLAN, AS AMENDED 1998 NONQUALIFIED STOCK OPTION AGREEMENT
                  1999 NONQUALIFIED STOCK OPTION AGREEMENTS

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,500,000 shares of Common Stock to be issued under the K-tel International, Inc. 1997 Stock Option Plan, 200,000 shares of Common Stock to be issued under one K-tel International, Inc. Nonqualified Stock Option Agreement issued October 19, 1998, and 15,000 shares of Common Stock to be issued under three K-tel International, Inc. Nonqualified Stock Option Agreements issued February 25, 1999, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the agreements and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                                     Very truly yours,


                                                     BRIGGS AND MORGAN,
                                                     Professional Association


                                                     By: /s/ Avron L. Gordon
                                                        ---------------------
                                                             Avron L. Gordon